3993 Howard Hughes Parkway Suite 600 Las Vegas, Nevada 89169

Our File Number: 52048-00001

Exhibit 5.1

February 18, 2011

CFO Consultants, Inc.
Room 2102 F&G
Nan Fung Centre
264-298 Castle Peak Road
Tsuen Wan, New Territories
Hong Kong

Re:           CFO Consultants, Inc./Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special Nevada counsel to CFO Consultants, Inc., a Nevada corporation (the “Company”), in connection with the registration by the Company of 11,960,000 shares (the “Shares”) of its common stock, $0.001 par value per share (the “Common Stock”), to be sold by certain selling stockholders of the Company under a Registration Statement on Form S-1 (the “Registration Statement”) as filed with the Securities and Exchange Commission (the “Commission”).  Of the 11,960,000 Shares subject to the Registration Statement, 1,840,000 of such Shares are issued and outstanding (the “Outstanding Shares”), 1,840,000 of such Shares are to be issued upon exercise of certain common stock purchase warrants dated December 21, 2010 (the “Investor Warrants”) and 920,000 of such shares are to be issued upon exercise of certain placement agent warrants dated December 21, 2010 (the “Placement Agent Warrants”).  The Investor Warrants and the Placement Agent Warrants are referred to collectively as the “Warrants.”  The Common Stock to be issued upon exercise of the Warrants is referred to herein as the “Warrant Shares.”

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Articles of Incorporation of the Company, as amended to date; (iii) the Bylaws of the Company, as amended to date; (iv) the form of Investor Warrant; (v) the form of Placement Agent Warrant; and (iv) certain resolutions of the Board of Directors of the Company relating to the issuance and sale of the Outstanding Shares, Warrants and Warrant Shares, the registration of the Shares under the Securities Act of 1933, as amended, and such other matters as relevant. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

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February 18, 2011 Page 2

In our examination we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the accuracy and completeness of the information, factual matters, representations, and warranties contained in such documents.

Based upon and subject to the foregoing, we are of the opinion that (i) the Outstanding Shares have been duly authorized, were validly issued and are fully paid and nonassessable; and (ii) the Warrant Shares are duly authorized and, upon exercise of the Warrants in accordance with the terms thereof and issuance and delivery of certificates (or book entry notation if uncertified) representing such Warrant Shares against payment therefore, will be validly issued, fully paid and nonassessable.

While certain members of this firm are admitted to practice in certain jurisdictions other than Nevada, in rendering the foregoing opinions we have not examined the laws of any jurisdiction other than Nevada. Accordingly, the opinions we express herein are limited to matters involving the laws of the State of Nevada (excluding securities laws).

We express no opinion regarding the effect of any securities laws related to the issuance of the Outstanding Shares, Warrants or Warrant Shares, or the subsequent resale of the Outstanding Shares or Warrant Shares.  It is our understanding that the Company has retained the law firm of Loeb & Loeb LLP to represent it with respect to the Registration Statement and matters of federal securities laws.

This opinion letter has been prepared solely for use in connection with the transactions contemplated in the Registration Statement and is not be utilized or relied upon for any other purpose without our prior written consent.  We disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or any changes in applicable law that may come to our attention subsequent to the date the Registration Statement is declared effective.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we consent to the reference of our name under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement.  In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours, /s/ Lewis and Roca LLP LEWIS AND ROCA LLP

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